STOCK OPTION PLAN


1.       PURPOSE OF THE PLAN

         The purpose of the plan is to provide certain directors, officers, and key employees of, and certain other persons who provide services to, the Corporation and its Affiliates with an opportunity to purchase Common Shares and to benefit from any appreciation in the value thereof. This will provide an increased incentive for these individuals to contribute to the future success and prosperity of the Corporation, thus enhancing the value of the Common Shares for the benefit of all the shareholders and increasing the ability of the Corporation and its Affiliates to attract and retain skilled and motivated individuals in the service of the Corporation.

2.       DEFINED TERMS

         Where used herein, the following terms shall have the following meanings, respectively:

2.1 "Affiliate" means any corporation that is an affiliate of the Corporation, as such term is defined under subsection 1(1) of the BUSINESS CORPORATIONS ACT, (Alberta), as such provision is from time to time amended, varied or reenacted.

2.2      "Board" means the board of directors of the Corporation;

2.3 "Common Shares" means the common shares of the Corporation or, in the event of an adjustment contemplated by Article 6 hereof, such other Common Shares to which a Participant may be entitled upon the exercise of an Option as a result of such adjustment;

2.4 "Corporation" means Adventure Capital Corporation, and includes any successor corporation thereof;

2.5 "Exchange" means The Alberta Stock Exchange or, if the Common Shares are not then listed and posted for trading on The Alberta Stock Exchange, on such stock exchange in Canada on which such shares are listed and posted for trading as may be selected for such purpose by the Board;

2.6 "Market Price" per Common Share at any date shall be the closing price of the Common Shares on the Exchange (or, if the Common Shares are not then listed and posted for trading on the Exchange), on such stock exchange in Canada on which such shares are listed and posted for trading as may be selected for such purpose by the Board) on the trading day immediately preceding the date on which the Option is



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         granted.  In the event that the Common Shares are not listed and posted for trading on any stock exchange in Canada, the Market Price shall be determined by the Board in its sole discretion;

2.7 "Option" means an option to purchase Common Shares granted by the Board to Participant, subject to the provisions contained herein;

2.8 "Option Price" means the price per share at which Common Shares may be purchased under the Option, as the same may be adjusted in accordance with Articles 4 and 6 hereof;

2.9 "Participants" means certain directors, officers, and key employees of, and certain other persons who provide services to, the Corporation and its Affiliates to whom Options are granted and which Options or a portion thereof remain unexercised;

2.10 "Plan" means the Stock Option Plan Two of the Corporation, as the same may be amended or varied from time to time; and

3.       ADMINISTRATION OF THE PLAN

3.1 The Plan shall be administered by the Board. The Corporation shall effect the grant of Options under the Plan, in accordance with determinations made by the Board, pursuant to the provisions of the Plan, as to those individuals eligible to be Participants and the number of Common Shares which shall be the subject of each Option, by the execution and delivery of a stock option agreement in such form which is consistent with the provisions of the Plan as may be approved by the Board.

3.2 The Board may, from time to time, adopt such rules and regulations for administering the Plan as it may deem proper and in the best interests of the Corporation and may, subject to applicable law, delegate its power hereunder to administer the plan to a committee of the Board.

4.       GRANTING OF OPTION

4.1 The Board from time to time may grant Options to certain individuals eligible to be Participants. The grant of Options will be subject to the conditions contained herein and may be subject to additional conditions determined by the Board from time to time.

4.2 The aggregate number of Common Shares reserved for issuance under the Plan must not exceed 10% of the outstanding Common Shares (on a nondiluted basis). The aggregate number of Common Shares reserved for issuance to any one person under the Plan must not exceed 5% of the outstanding Common Shares (on a nondiluted basis). The Common Shares in respect of which options are not exercised shall be



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         available for subsequent options. No fractional shares may be purchased or issued hereunder.

4.3 The Option Price shall be filed by the Board but under no circumstances shall any Option Price at the time of the grant be lower than the Market Price per Common Share less the maximum discount permitted under the bylaws and policies of the Exchange.

4.4 At the discretion of the Board, the Option Price may increase throughout the period or for any part for the period that the Option or a portion thereof remains unexercised, by an amount per annum fixed by the Board at the time the Option is granted.

4.5 An Option must be exercised within a period of five years from the date of the granting of the Option. The limitation period or periods within this five-year period during which an Option or a portion thereof may be exercised by a Participant shall be determined by the Board.

5.       EXERCISE OF OPTION

         Subject to the provisions of the Plan and the terms of the granting of the Option, an Option or a portion thereof may be exercised from time to time by delivery to the Corporation at its registered office of notice in writing signed by the Participant or the Participant's legal personal representative and addressed to the Corporation. This notice shall state the intention of the Participant or the Participant's legal personal representative to exercise the said Option or a portion thereof, the number of Common Shares in respect of which the Option is then being exercised and must be accompanied by payment in full of the Option Price for the Common Shares which are the subject of the exercise.

6.       ADJUSTMENTS IN SHARES

6.1 Appropriate adjustments in the number of Common Shares subject to the Plan and, as regards Options granted or to be granted, in the number of Common Shares optioned and in the Option Price, shall be made by the Board to give effect to adjustments in the number of Common Shares resulting from subdivisions, consolidations, or reclassification of the Common Shares or other relevant changes in the authorized or issued capital of the Corporation.

6.2 Options granted to Participants hereunder are nonassignable and, except in the case of the death of a Participant (which is provided for in section 8), are exercisable only by the Participant to whom the Options have been granted; provided that subject to the prior approval of the Board and the Exchange an Option may be assigned to a corporation controlled by the Participant and 100% beneficially owned by the Participant and his spouse or children, which control and ownership shall continue for as long as any part of the Option remains unexercised.



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7.       DECISIONS OF THE BOARD

         All decisions and interpretations of the Board respecting the Plan or Options granted thereunder shall be conclusive and binding on the Corporation and the Participants and their respective legal personal representatives and on all directors, officers, and employees eligible under the provisions of the Plan to participate therein.

8.       TERMINATION OF EMPLOYMENT/DEATH

8.1 An Option, and all rights to purchase Common Shares pursuant thereto, shall expire and terminate immediately upon: the termination of the employment of the Participant by the Corporation or Affiliate of the Corporation, the Participant ceasing to be an officer or a director of the Corporation or any Affiliate, or the Participant ceasing to provide services to the Corporation other than in the circumstances referred to below.

8.2 If, before the expiry of an Option in accordance with the terms thereof;

         (i) in the case of a Participant who is an employee of the Corporation or any Affiliate, the employment of the Participant by the Corporation or by any of its Affiliates shall terminate for any reason whatsoever other than termination by the Corporation or the Affiliate for cause; or

         (ii) in the case of a Participant who is an officer or a director of the Corporation or any Affiliate and not an employee, such officer or director shall cease to be an officer or a director of the Corporation or any Affiliate for any reason; or

         (iii) in the case of a Participant who provides services to the Corporation or any Affiliate, such Participant shall for any reason whatsoever other than termination by the Corporation or the Affiliate of its agreement with the Participant to provide services because the Participant has been negligent or has shown misconduct in providing the services;

such option may, subject to the terms thereof and any other terms of the Plan, be exercised, if the Participant is deceased, by the legal personal representatives of the Participant's estate or, if the Participant is alive, by the Participant, at any time within that period (not to exceed one year) following the date of the termination of employment or, the date a Participant ceases to be an officer or director to the date the Participant ceases to provide services, as applicable, as the Board may determine.

8.3 The Plan does not confer upon a Participant any right with respect to continuation of employment by the Corporation or any Affiliate, nor does it interfere in any way with the right of the Participant or the Corporation to terminate the Participant's employment at any time.




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8.4 Options shall not be affected by any change of employment of the Participant where the Participant continues to be employed by the Corporation or any of its Affiliates.

9.       AMENDMENT OR DISCONTINUANCE OF PLAN

         The Board may amend or discontinue the Plan at any time without the consent of the Participants provided that such amendment shall not alter or impair any Option previously granted under the Plan except as permitted by the provisions of Article 6 hereof. Any amendment of the Plan will require the prior approval of the Exchange and may require the approval of the Corporation's shareholders.

10.      GOVERNMENT REGULATION

         The Corporation's obligation to issue and deliver Common Shares under any Option is subject to:

         (a) the satisfaction of all requirements under applicable securities laws in respect thereof and obtaining all regulatory approvals as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance, or sale thereof;

         (b) the admission of such Common Shares to listing on any stock exchange on which such Common Shares may then be listed; and

         (c) the receipt from the Participant of such representations, agreements, and undertakings as to future dealings in such Common Shares as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

In this connection, the Corporation shall take all reasonable steps to obtain such approvals and registrations as may be necessary for the issuance of such Common Shares in compliance with applicable securities laws and for the listing of such Common Shares on any stock exchange on which such Common Shares are then listed.

11.      PARTICIPANT'S RIGHTS

         A Participant shall not have any rights as a shareholder of the Corporation until the issuance of a certificate of Common Shares upon the exercise of an Option or a portion thereof, and then only with respect to the Common Shares represented by such certificate or certificates.

12.      APPROVALS

12.1 The Plan shall be subject to acceptance by the Exchange and compliance with all conditions imposed by the Exchange.



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12.2 Any Options granted prior to such acceptance shall be conditional upon such acceptance being given and any conditions complied with and no such Options may be exercised unless such acceptance is given and such conditions are complied with.




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